This AMENDMENT NO.1 to the Private Placement Subscription, dated as of January 26, 2017 (the "Original Subscription Agreement"), between Orgenesis Inc. (the "Company") and Image Securities FZC (the "Investor") is entered into as of February 9, 2017.

All capitalized terms shall, unless otherwise defined have the meanings ascribed to such terms in the Original Subscription Agreement.

The second full paragraph of the Original Subscription Agreement is hereby amended as follows:

" The Subscription Proceeds shall be tendered in installments on a calendar monthly basis as provided below (each such monthly installment being hereinafter referred to as the "Monthly Subscription Payment")

(i) $1,000,000 by February 16, 2017;
(ii) $500,000 by the last day of each calendar month between March and August 2017;
(iii) $1,000,000 by the last day of each calendar month between September 2017 and August 2018,

for aggregate Subscription Proceeds of $16,000,000. The term business day mean any day for which commercial banks are open for Business in New York."

Except as hereby amended, each and every other term and provision odf the Original Subscription Agreement shall continue in full force and effect.

ORGENESIS INC.

By: ____________________

IMAGE SECURITIES FZC

By: ____________________